UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 28, 2016

STOCK YARDS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky (State or other jurisdiction of incorporation or organization)	1-13661 (Commission File Number)	61-1137529 (I.R.S. Employer Identification No.)

1040 East Main Street, Louisville, Kentucky 40206
(Address of principal executive offices)

(502) 582-2571
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 28, 2016, the Company held its 2016 annual meeting of shareholders.  As of the record date for the Annual Meeting, there were 14,927,921 shares of Common Stock outstanding and entitled to one vote on each matter presented for vote at the Annual Meeting.  At the Annual Meeting, 12,229,962 or 81.92% of the outstanding common shares entitled to vote were represented in person or by proxy.  Those shares were voted as follows:

1. The following individuals were nominated in 2016 to serve until the next annual meeting of shareholders in 2017.  All nominees were elected.  The results were as follows:

	Votes For	Votes Against	Abstain	Broker Non-Votes
J. McCauley Brown	9,303,629	33,232	20,682	2,872,419
Charles R. Edinger, III	9,050,423	286,996	20,124	2,872,419
David P. Heintzman	9,185,426	152,744	19,373	2,872,419
Carl G. Herde	9,306,052	30,965	20,526	2,872,419
James A. Hillebrand	9,285,189	45,436	26,918	2,872,419
Richard A. Lechleiter	9,300,954	35,457	21,132	2,872,419
Richard Northern	9,274,706	63,060	19,777	2,872,419
Stephen M. Priebe	9,311,683	25,546	20,314	2,872,419
Nicholas X. Simon	9,250,528	76,528	30,487	2,872,419
Norman Tasman	9,083,998	253,705	19,840	2,872,419
Kathy C. Thompson	9,272,427	65,863	19,253	2,872,419

2. Ratification of KPMG LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2016:

For	12,064,940
Against	69,977
Abstain	95,045
Broker non-vote	0

3. Proposal to approve a non-binding resolution to approve the compensation of the Company’s named executive officers.

For	8,534,474
Against	307,719
Abstain	515,350
Broker non-vote	2,872,419

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 2, 2016

STOCK YARDS BANCORP, INC.

By:	/s/ Nancy B. Davis
Nancy B. Davis
Executive Vice President, Treasurer and Chief Financial Officer